Exhibit 10.107

Iowa State University Research Park Corporation
2711 South Loop Drive, Suite 4050
Ames, Iowa 50010-8648

Memorandum of Agreement

DATE:    December 29, 2014

TO:        Carl Langren, CFO
NewLink Genetics Corporation
2503 S. Loop Drive, Suite 5100
Ames, IA 50010

FROM:    Steven T. Carter, President

RE:	ADDENDUM TO THE LEASE BETWEEN ISU RESEARCH PARK CORPORATION AND NEWLINK GENETICS CORPORATION DATED MARCH 1, 2010.

The following information constitutes changes to the Lease Agreement between ISU Research Park Corporation (Landlord) and NewLink Genetics Corporation (Tenant). Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated March 1, 2010.

Tenant has requested and Landlord agrees to lease Suite 2140 (±6,770 rentable square feet), Building #2 at 2625 North Loop Drive, in the following manner:

	Sq. Ft.	Sq. Ft.	Monthly	Monthly	Annual	Annual
	Base	Operating	Base	Operating	Base	Operating
Term	Rents	Rents	Rents	Rents	Rents	Rents
2/1/2015-
1/31/2018	$10.50	Actual	$5,923.75	Actual	$71,085.00	Actual

Exhibit 10.107

NewLink Genetics Corporation Page Two
December 29, 2014

Tenant leases the space as is. Any modifications will be at the Tenant’s sole expense. Tenant is responsible for all utility costs and operations. Subject to the terms of this Memorandum, Tenant agrees that all terms and conditions of the March 1, 2010 Lease and those described in this Memorandum shall remain in force.

Please sign and return both originals to my office by December 19, 2014 if you concur with the above terms. We will then send a fully executed copy for your records.

AGREED

FOR                    FOR
NewLink Genetics Corporation    ISU Research Park Corporation
/s/ Carl Langren            /s/ Steven Carter
VP Finance                Director
Title                    Title

12/29/2014                12/29/2014
Date                    Date